Exhibit 10.3

OMNIBUS AMENDMENT AGREEMENT

This OMNIBUS AMENDMENT AGREEMENT (this “Amendment”), dated as of September 24, 2012, is entered into by and among AUTHENTIDATE HOLDING CORP., a Delaware corporation (the “Company”) and each of the holders of the Prior Notes (as such term is defined below) listed on the signature pages hereto.

WHEREAS, the Company has issued $4,050,000 in aggregate principal amount of Senior Secured Notes due January 2013 (the “Prior Notes”), pursuant to that certain Securities Purchase Agreement, dated as of March 9, 2012, among the Company and the initial holders of such Prior Notes (the “Purchase Agreement”). The terms of such Prior Notes are set forth in the form of Senior Secured Note attached to the Purchase Agreement;

WHEREAS, the Company’s obligations under the Prior Notes are secured by liens on substantially all of its assets pursuant to that certain Security Agreement, dated as of March 9, 2012, between the Company and the holders of the Prior Notes, and as subsequently amended on March 28, 2012 (the “Security Agreement”);

WHEREAS, the Company now wishes to issue up to $3,500,000 (the “New Financing”) in new secured notes due October 31, 2013 (the “New Notes”) to purchasers, which may include holders of the Prior Notes (such purchasers of the New Notes may be referred to herein as the “Purchasers”), and the Purchasers have agreed to provide the New Financing;

WHEREAS, it is a condition of the New Financing that the Company enter into a security agreement with the Purchasers of the New Notes on terms and conditions substantially similar in all material respects with the Security Agreement (the “New Security Agreement”); and

WHEREAS, the Company desires to amend and modify the terms of the Prior Notes and the Security Agreement to permit the New Financing, and the undersigned holders of the Prior Notes (the “Holders”) consisting, collectively, of at least a Majority in Interest (as defined in the Prior Notes) have agreed to such amendments, modifications and intercreditor provisions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. As used herein, terms that are defined herein shall have the meanings as so defined, and terms not so defined shall have the meanings as set forth in the Prior Notes and the Security Agreement, as applicable.

SECTION 2. Amendments to the Prior Notes. Each of the Prior Notes shall be amended as follows:

(A) Section 2(a) of each of the Prior Notes is hereby amended to modify the definition of the term “Maturity Date” such that from and after the Effective Date, the term “Maturity Date” shall mean October 31, 2013.

(B) Sections 3(a) and 3(b) of each of the Prior Notes are hereby amended and restated in their entirety as follows:

(a) Seniority of Note. This Note shall rank (i) on parity with the New Notes with respect to the right of repayment and claim under the security interest in and to any or all of the Collateral and (ii) senior to any and all other Indebtedness, as defined below, of the Company, unless the Company receives the prior written consent of the Holders of a

Majority in Interest, to otherwise incur Indebtedness senior to or on parity with this Note. This Note is issued subject to the provisions of this Section 3 and each person taking or holding this Note, accepts and agrees to be bound by these provisions.

(b) New Notes. The Holder hereby confirms that regardless of the relative times of attachment or perfection thereof, and regardless of anything in any Transaction Agreements to the contrary, any security interests or liens granted from time to time to the New Notes in all or any part of the Collateral as security for the New Notes, shall in all respects be pari passu security interests and liens, on parity with any security interests or liens at any time granted to the Holders of the Notes in such Collateral as security for the obligations evidenced by the Notes. The priorities specified herein are applicable irrespective of the time, order or method of attachment or perfection of security interests or the time or order of filing of financing statements. Each Holder agrees not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding, subordinating or contesting in any judicial or other proceeding, including, without limitation, any proceeding involving the Company, the priority, validity, extent, perfection or enforceability of any lien held by the holders of the New Notes in all or any part of the Collateral.

(C) The first paragraph of Section 6(b) of each of the Prior Notes is hereby amended and restated in its entirety as follows:

(b) Acceleration of Payment. If an Event of Default (other than an Event of Default specified in Section 6(a)(4) or 6(a)(5) hereof with respect to the Company) occurs and is continuing, the Holders of at least a Majority in Interest of the Notes, by written notice to the Company, may declare due and payable the principal of this Note and all other outstanding Notes in compliance with the terms and conditions of the Security Agreement. Upon a declaration of acceleration, such principal shall be immediately due and payable. If an Event of Default specified in Section 6(a)(4) or 6(a)(5) occurs with respect to the Company, the principal of this Note shall become and be immediately due and payable, without any declaration or other act on the part of the Holder.

(D) Sections 6(c) and 6(d) of each of the Prior Notes are hereby amended and restated in their entirety as follows:

(c) Collections. If an Event of Default with respect to this Note occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the Defaulted Payment or to enforce the performance of any provision of this Note in compliance with the terms and conditions of the Security Agreement.

(d) Right to Receive Payment Upon Default. Notwithstanding any other provision in this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal in respect of the Notes held by the Holder, on or after the final Maturity Date, or in compliance with the terms and conditions of the Security Agreement, to bring suit for the enforcement of any such payment on or after such date, and such rights shall not be impaired or affected adversely without the consent of the Holder.

(E) The definition of “Next Financing” in Section 8 of each of the Prior Notes is hereby amended and restated in its entirety as follows:

“Next Financing” shall mean the closing of a sale of equity or convertible debt securities by the Company or any Subsidiary, or series of closings, as part of the same transaction, of equity or convertible debt securities within a period of three months, in the gross amount of at least $11,000,000.

(F) The definition of “Permitted Indebtedness” in Section 8 of each of the Prior Notes is hereby amended and restated in its entirety as follows:

“Permitted Indebtedness” means (A) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, which Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until after the Maturity Date; (B) Indebtedness secured by Permitted Liens, including without limitation Indebtedness incurred in connection with arrangements contemplated by clauses (v) through (vii) of the definition of the term “Permitted Liens”; (C) Indebtedness to trade creditors or for professional services incurred in the ordinary course of business; (D) extensions, refinancings and renewals of any items of Permitted Indebtedness described above, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiaries, as the case may be; (E) Indebtedness outstanding immediately prior to the execution of this Agreement; and (F) the New Notes. Permitted Indebtedness shall include, without limitation, (i) the principal amount of such Indebtedness, (ii) unpaid accrued interest thereon, and (iii) subject to clause (D) of this definition, all other obligations of the Company arising out of the Permitted Indebtedness now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding.

SECTION 3. Acknowledgement and Consent. Pursuant to the Section 5(g) of the Prior Notes, the Holders hereby acknowledge and consent (i) to the sale and issuance by the Company of the New Notes; (ii) to the Company entering into, executing and delivering the New Notes and the New Security Agreement; and (iii) that pursuant to the New Security Agreement, the Company has granted the Purchasers of the New Notes a security interest in the Collateral (as defined in the New Security Agreement). In addition, the Holders further acknowledge and agree in all respects that the Security Interest and Liens granted to them in the Collateral is in all respects pari passu with the Security Interests and Liens granted to the holders of the New Notes.

SECTION 4. Amendments to the Security Agreement. In order to ensure that the Security Agreement is consistent with the terms and conditions of the New Security Agreement, the Security Agreement shall be amended as follows:

(A) The definition of Permitted Indebtedness in Section 1(g) of the Security Agreement is hereby amended and restated in its entirety as follows:

“Permitted Indebtedness” means (A) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by the Notes, which Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until after the maturity date of the Notes; (B) Indebtedness secured by Permitted Liens, including without limitation Indebtedness incurred in connection with arrangements contemplated by clauses (v) through (vii) of the definition of the term “Permitted Liens”; (C) Indebtedness to trade creditors or for professional services incurred in the ordinary course of business; (D) extensions, refinancings and renewals of any items of Permitted Indebtedness described above, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiaries, as the case may be; (E) Indebtedness outstanding immediately prior to the execution of this Agreement; and (F) the New Notes. Permitted Indebtedness shall include, without limitation, (i) the principal amount of such Indebtedness, (ii) unpaid accrued interest thereon, and (iii) subject to clause (D) of this definition, all other obligations of the Company arising out of the Permitted Indebtedness now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding.

(B) Sections 7.1(b) and (c) of the Security Agreement are hereby amended and restated in their entirety as follows:

(b) Priority of Liens. The Secured Parties and Representative hereby confirm that regardless of the relative times of attachment or perfection thereof, and regardless of anything in any Transaction Document to the contrary, (A) any Senior Permitted Liens granted by the Company in all or any part of the Collateral shall in all respects be first and senior security interests and Liens, superior to any security interests or Liens at any time granted to the Secured Parties in such Collateral; (B) the Liens granted to the holders of the New Notes in the Collateral shall in all respects be pari passu security interests and Liens in the Collateral with the Notes; and (C) as between all Secured Parties, the security interests granted to the Secured Parties hereunder are in all respects pari passu security interests and Liens in the Collateral. The priorities specified herein are applicable irrespective of the time, order or method of attachment or perfection of security interests or the time or order of filing of financing statements. The Secured Parties agree not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding, subordinating or contesting in any judicial or other proceeding, including, without limitation, any proceeding involving the Company, the priority, validity, extent, perfection or enforceability of any Senior Permitted Liens or the Liens granted to the holders of the New Notes in all or any part of the Collateral. The Secured Parties further covenant and agree that they shall not, and they shall not instruct, authorize or otherwise permit or consent to allowing the Security Agent to, take any action that is in violation of, or inconsistent with, the provisions of Section 7.

(c) Release of Collateral. If, in connection with the exercise by any of the holders of Senior Permitted Liens of their rights and remedies in respect of the Collateral, such holders release any of its or their Senior Permitted Liens on any part of the Collateral, then the Liens, if any, of the Secured Parties, shall be automatically, unconditionally and simultaneously released on a parity basis with the holders of the New Notes; provided, that after the Senior Permitted Liens have been satisfied, the balance, if any, of the proceeds of such Collateral shall be applied to the Obligations for the benefit of the Secured Parties and the holders of the New Notes on a pari passu basis. The Secured Parties shall, or shall cause a duly appointed Security Agent to, promptly execute and deliver to the Company such termination statements, releases and other documents as it may reasonably require to effectively confirm such release.

SECTION 5. Intercreditor Provisions.

(a) Subject to the security interests of the holders of the Senior Permitted Liens, notwithstanding the date, manner and order of perfection of the security interests in and liens on the Collateral (as such term is defined in the Security Agreement and the New Security Agreement) and

notwithstanding any provision of the Uniform Commercial Code, as in effect in any state of appropriate jurisdiction, or any other applicable law or decision, as among the holders of Prior Notes and the purchasers of New Notes (each, a “Creditor”), the holders of the Prior Notes agree that (i) each Creditor (including the purchasers of the New Notes) shall rank pari passu with respect to their respective security interests in the Collateral and (ii) upon any foreclosure, sale or other disposition in liquidation of all or any part of the Collateral, each Creditor shall share in the resulting income pertaining to and the proceeds of such foreclosure, sale or other disposition in liquidation of the Collateral pro rata in the manner set forth in Section 5(e) below, regardless of the time at which such Creditor acquired rights in or to any of the Collateral.

(b) Subject to the security interests of the holders of the Senior Permitted Liens, and except as expressly provided herein, this Amendment shall not limit or impair the right of a Creditor to take any action permitted under their respective Prior Notes or Security Agreement in accordance with the terms thereof. Subject to the security interests of the holders of the Senior Permitted Liens, to the extent otherwise permitted under the Prior Notes that a Creditor holds, each holder of the Prior Notes agrees that a Creditor may proceed to accelerate or demand payment of the Obligations (as such term is defined in the Security Agreement and the New Security Agreement) payable to it, and enforce any other right or remedy available to it against the Company in accordance with the terms of the Prior Notes and Security Agreement; provided, however, (i) if a Creditor accelerates or demands payment of any Obligations payable to it, or if there is an automatic acceleration or demand for payment of any Obligations payable to such Creditor under the terms of their respective Prior Notes or New Notes as the result of the filing of a petition in bankruptcy or similar event, such Creditor shall on the date of such acceleration or demand for payment (or promptly following an automatic acceleration or demand) give written notice of acceleration or demand to the other Creditors; (ii) prior to enforcing any right to foreclose or otherwise realize on the Collateral after acceleration or demand for payment of the Obligations, or any of them, a Creditor shall give at least 10 days’ prior written notice to the other Creditors of its intention to enforce such right; and (iii) prior to enforcing any other right or remedy available to it against the Company or the Collateral, a Creditor shall give at least three business days’ prior written notice to the other Creditors of its intention to enforce such right or remedy. With the agreement of the other Creditors, such 10-day and three-day notice requirements may be waived or reduced at any time.

(c) Subject to the security interests of the holders of the Senior Permitted Liens, it is the intention of the holders of the Prior Notes that whenever practicable, any foreclosure or other realization on the Collateral after acceleration or demand for payment of the Obligations, or any of them, shall be coordinated among the Creditors and constitute a common foreclosure or realization on behalf of the Creditors. Each holder of a Prior Note agrees to endeavor in good faith to consult with the other Creditors prior to any foreclosure or other realization on the Collateral after acceleration or demand for payment of the Obligations, or any of them, in order to agree on a common course of action. Subject to the foregoing, if any Creditor shall have notified the other Creditors pursuant to Section 5(b), above, of its intention to enforce any right to foreclose or otherwise realize on the Collateral after acceleration or demand for payment of the Obligations, or any of them, and if such Creditor shall have thereafter determined within the 10-day period referred to in Section 5(b) above, to enforce such right, then such Creditor (a “Foreclosing Creditor”) may proceed to foreclose and realize on the Collateral on its own behalf and as agent on behalf of the other Creditors (the “Non-Foreclosing Creditors”). The method of foreclosure or other realization on the Collateral (including, without limitation, the acceptability of any bid at any foreclosure sale or transfer in lieu of foreclosure and the method of collection of accounts receivable or other rights to payment) shall be determined by the Foreclosing Creditor after consultation with the Non-Foreclosing Creditors, as the case may be, provided that any such foreclosure or realization shall be conducted by the Foreclosing Creditor in good faith and in a commercially reasonable and expeditious manner, and further provided that the Foreclosing Creditor shall have no right to bid in any Obligations payable to the Non-Foreclosing Creditors without the express written consent of the Non-Foreclosing Creditors. Except as otherwise provided above, and subject to the requirements of Section 5(b) above, each Creditor shall have the authority to and may proceed at any time to foreclose and realize on the Collateral to the extent otherwise permitted under the Prior Notes or New Notes and Security Agreement to which it is a party.

(d) In the event of receipt of any payments from the Company by a Creditor on account of the Obligations payable to such Creditor after acceleration or demand for payment of the Obligations of any of them, such payments shall be held in trust by such Creditor, and shall be promptly applied to the payment of the Obligations in the manner set forth in Section 5(e) below.

(e) In the event of the acceleration or demand for payment of the Obligations, or any of them, or of any foreclosure, sale or other disposition in liquidation of the Collateral, all moneys collected or received by the Creditors on account of the Obligations or in respect of the Collateral in excess of the amounts paid to discharge prior liens upon the Collateral shall be applied to the payment of all proper costs and expenses, if any, incurred in the collection thereof or for the protection of the Collateral pro rata in accordance with the amount of such costs and expenses, and the balance of such moneys shall be applied pro rata to the payment of the Prior Notes and New Notes in that proportion which the amount of such Obligations payable to each Creditor bears to the aggregate amount of such Obligations taken as a whole.

SECTION 6. Extension Warrants. In consideration of the amendments to the Prior Notes and Security Agreement and the other agreements set forth herein, the Company agrees to issue to the Holders, on the Effective Date, warrants to purchase such number of shares of common stock of the Company (in the aggregate) as is equal to the product obtained by multiplying (a) 0.70 by (b) the quotient derived by dividing (x) the total principal amount of the outstanding Prior Notes by (y) 101% of the most recent Closing Bid Price of the Company’s Common Stock as published by the Nasdaq Stock Market prior to the execution of this Amendment (the “Extension Warrants”). As used herein, “Closing Bid Price” shall mean the most recently reported closing consolidated bid price of the Company’s Common Stock published by the Nasdaq Stock Market prior to the execution of this Agreement. The number of Extension Warrants to be issued to each Holder shall be determined pro rata, based on the principal amount of Prior Notes held by each Holder as of the date of issuance of the Extension Warrants. The Extension Warrants shall be exercisable for a period of 54 months commencing six months following the date of issuance, at an exercise price equal to the greater of (i) 101% of the Closing Bid Price of the Company’s Common Stock or (ii) $1.34, and otherwise shall be in the form attached as Annex A to this Amendment.

SECTION 7. Effect of Amendment. This Amendment shall become effective on the date on which (the “Effective Date”) the following conditions have occurred: the Company and the Holders of at least a Majority in Interest of the Prior Notes have executed and delivered counterparts of this Amendment and the Company shall have obtained all consents or waivers necessary to consummate the New Financing. Upon the Effective Date, (i) the applicable portions of this Amendment shall be a part of each Prior Note and the Security Agreement, as the case may be, each as amended hereby, and (ii) each reference in any such document to “this Note”, “this Agreement”, “hereof”, “hereunder”, or words of like import, and each reference in any other document or agreement to any of the Prior Notes or the Security Agreement shall mean and be a reference to the Prior Notes or the Security Agreement, as the case may be, as amended hereby. Except as expressly amended hereby, each of the Prior Notes and the Security Agreements amended herein shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

SECTION 8. Consent. Each of the Holders executing this Amendment hereby consents to the terms of the amendments to the Prior Notes and Security Agreement contained in this Amendment. This Amendment is not intended to serve as, and shall not be construed by operation of law or otherwise, as a novation of the Prior Notes.

SECTION 9. Representations and Warranties. Each of the parties hereto represents and warrants that it is duly incorporated or otherwise organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its formation, that it has all requisite power and authority to enter into this Amendment and that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation. Each of the Holders which are parties hereto further represent and warrant that it is (i) the beneficial or record owner of the Prior Notes originally issued to it, free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances; (ii) such Holder has not assigned any interest in either the Prior Notes originally issued or the Security Agreement; (iii) an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, (iv) acquiring the Extension Warrants (and the shares of the Company’s common stock issuable upon exercise thereof) for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act of 1933 or any applicable state securities laws and (v) aware that the Extension Warrants (and the shares of the Company’s common stock issuable upon exercise thereof) are “restricted securities” under the federal securities laws and must be held indefinitely unless subsequently registered under the Securities Act of 1933 and under applicable state securities laws or an exemption from such registration is available.

SECTION 10. Governing Law; Miscellaneous.

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of law.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment. This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered via facsimile or other means of electronic transmission.

(c) Each Holder hereby represents that it is the owner of the Prior Note issued to it and that such Prior Note has not been assigned, pledged or otherwise transferred. Each Holder agrees that this Amendment shall be affixed by each Holder to its Prior Note and become a part thereof.

(d) This Amendment contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior arrangements and understandings between the parties, either written or oral, with respect to its subject matter. This Amendment may not be amended or modified except in the manner for amendment of the Prior Notes and the Security Agreement as set forth therein. The observance of any term of this Amendment may be waived (either generally or in a particular instance and either retroactively or prospectively) in the manner set forth in the Prior Notes and the Security Agreement. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the rights at a later time to enforce the same. No waivers of or exceptions to any term, condition, or provision of this Amendment, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision. This Amendment shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(e) Each Holder has been advised and had the opportunity to consult with an attorney or other advisor prior to executing this Amendment. The undersigned Holder understand, confirms and agrees that counsel to the Company is not acting as counsel to the Holder and the undersigned Holder has not relied upon any legal advice except as provided by its own counsel.

[Signature Page Follows]

WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives, as of the date first set forth above

AUTHENTIDATE HOLDING CORP.

By:
Name:	O’Connell Benjamin
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

FOR INDIVIDUAL HOLDERS

Print Name:

Individual Holder Signature:

Principal Amount of Notes: $

FOR HOLDERS WHICH ARE ENTITIES

The undersigned person executing this Agreement represents that he or she has been duly authorized by the named entity to execute this Agreement on behalf of such entity.

Print Name of Entity:

By:

Name:
Title:

Principal Amount of Notes: $

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